FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2010

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Expedia, Inc. (the “Company”) annual meeting of stockholders was held on June 8, 2010 (the “Annual Meeting”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1—Election of Directors. The stockholders elected ten directors of the Company, three of whom were elected by holders of common stock only (“Common Stock Nominees”), and seven of whom were elected by holders of common stock, Class B common stock and Series A preferred stock voting together as a single class (“Combined Stock Nominees”), each to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
Common Stock Nominees
A. George “Skip” Battle	217,310,219	3,577,724	12,336,478
Craig A. Jacobson	217,572,528	3,315,415	12,336,478
Peter M. Kern	217,571,218	3,316,725	12,336,478

Combined Stock Nominees
Barry Diller	458,883,058	18,004,865	12,336,478
Dara Khosrowshahi	472,690,149	4,197,774	12,336,478
Victor A. Kaufman	472,555,922	4,332,001	12,336,478
Jonathan L. Dolgen	473,571,820	3,316,103	12,336,478
William R. Fitzgerald	458,732,126	18,155,797	12,336,478
John C. Malone	472,300,447	4,587,476	12,336,478
José A. Tazón	473,571,367	3,316,556	12,336,478

Proposal 2—Ratification of appointment of independent registered public accounting firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. Stockholders voted as follows:

For	Against	Abstain
488,654,919	489,995	79,487

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: June 11, 2010.	By:	/S/ BURKE F. NORTON
	Name:	Burke F. Norton
	Title:	Executive Vice President, General Counsel and Secretary